Exhibit 10.4

PENNYMAC MORTGAGE INVESTMENT TRUST

2019 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT

AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), effective as of February 17, 2021 (the “Grant Date”), is made by and between PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), and _______________ (the “Grantee”).

WHEREAS, the Trust has adopted the PennyMac Mortgage Investment Trust 2019 Equity Incentive Plan (the “Plan”), pursuant to which the Trust may grant awards representing the right to receive Shares or cash after the lapse of such forfeiture restrictions as may be determined by the Board (such rights hereinafter referred to as “Restricted Share Units”);

WHEREAS, the Grantee is providing bona fide services to the Trust on the date of this Agreement;

WHEREAS, the Trust desires to grant to the Grantee the number of Restricted Share Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.Grant of Restricted Share Unit Award

(a)Grant of Restricted Share Units. The Trust hereby grants to the Grantee _______ Restricted Share Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Trust shall establish a book account in the Grantee’s name with respect to the Award granted hereby.

(b)Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan  and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.Terms and Conditions of Award

The grant of Restricted Share Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)Restrictions. The Restricted Share Units and any Distribution Equivalents related thereto as provided in Section 2(d) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution  prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(b). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Share Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b)Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse with respect to thirty-three and one-third percent (33-1/3%) of the Restricted Share Units granted hereunder on each of the first three anniversaries of the Grant Date, so long as the Grantee is providing services to the Trust as of the relevant date.

(c)Form of Payment. Unless otherwise determined by the Board at the time of payment, each Restricted Share Unit granted hereunder shall represent the right to receive one Share upon the date on which the restrictions applicable to such Restricted Share Unit lapse.

(d)Distribution Equivalents.  The Grantee shall be entitled to a Distribution Equivalent as of each date (a “Distribution Date”) on which cash distributions and/or special distributions are paid with respect to Shares, provided that the record date with respect to such distribution occurs within the Restricted Period.  The Distribution Equivalents shall be paid on the Distribution Date as to the Grantee as though such Restricted Share Units were outstanding Shares and shall equal the product of (x) the number of Restricted Share Units held on the record date for such distribution and (y) the per Share distribution payable on such Distribution Date.

(e)Issuance of Certificate. In the event that Shares are to be issued upon any lapse of restrictions relating to the Restricted Share Units, the Trust shall issue to the Grantee or the Grantee’s personal representative a share certificate representing such Shares.

(f)Termination of Service. In the event that the Grantee’s service to the Trust is terminated pursuant to a Removal for Cause, all Restricted Share Units subject to this Award Agreement shall be immediately forfeited as of the effective date of such termination of service. Upon termination of the Grantee’s service to the Trust for any reason other than pursuant to a Removal for Cause, any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the effective date of such termination of service become fully vested and free of such restrictions (including all Distribution Equivalents with respect thereto). Restricted Share Units (including all Distribution Equivalents with respect thereto) forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Trust without payment of any consideration by the Trust, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Share Units.

Section 3.   Miscellaneous

(a)Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed in the case of the Trust to the Secretary of the Trust at the principal office of the Trust and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Trust or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b)No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Trust or any subsidiary or Affiliate of the Trust or shall interfere with or restrict in any way the right of the Trust, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(c)Bound by Plan. By signing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Trust, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)Invalid Provision.  The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

(i)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

(j)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Recipient and the Company have entered into this Award Agreement as of the Grant Date.

PENNYMAC MORTGAGE INVESTMENT TRUST

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